Exhibit 99.1

FOR MORE INFORMATION:	Company Contact:
Jill Blumhoff
Chief Financial Officer &
Vice President of Finance
Phone: 765.497.8381
jblumhoff@BASinc.com

BASi Continues Revenue Growth in Third Quarter of Fiscal 2019

WEST LAFAYETTE, IN, August 14, 2019 -- Bioanalytical Systems, Inc. (NASDAQ:BASI) (“BASi”, the “Company”, “We” or “Our”) today announced financial results for the three and nine months ended June 30, 2019.

Robert Leasure, Jr., BASi’s President and Chief Executive Officer commented, “Our financial results for the third quarter met our expectations and we are pleased with our momentum. We saw revenue growth of 16% over the 2nd quarter of 2019 and overall revenue growth of 66.1% over the first nine months of 2018, including growth attributable to both the Seventh Wave acquisition and the Smithers Avanza acquisition. Even though the third fiscal quarter included over $200,000 in acquisition related cost, net income improved as compared to the second quarter. Our quoting activity and services backlog continue to grow as a result of the acquisitions and investments in sales and marketing. We are beginning to see the results we envisioned from our strategic initiatives and the extraordinary hard work across the company.”

Mr. Leasure continued, “During this recent quarter, we completed the acquisition of Smithers Avanza’s toxicology facility in Gaithersburg, Maryland, our second acquisition within one year. We have taken, and continue to anticipate taking, advantage of immediate capacity and further capitalizing on the assets and broadened scientific expertise acquired via the Smithers Avanza acquisition to reach additional clients. The Evansville new building expansion and facility improvements continue to move forward. We obtained funding to support our acquisitions and expansion, and other improvements to our facilities and equipment, to allow for continued growth and to enhance our scientific capabilities and client experiences. We continue to invest in further integrating our facilities to develop existing facilities and services into “Centers of Excellence” to distinguish our services in the industry, and will continue to evaluate additional opportunities for internal and external growth. ”

“Our team at BASi is very proud of what we have accomplished over the last year and we look forward to the future that we are building together,” Mr. Leasure concluded.

Third Quarter Results

For the quarter, revenue amounted to $10,861,000, a 79.8% increase from $6,039,000 in the third quarter of fiscal 2018. Revenue growth was mainly driven by the incremental sales associated with the Seventh Wave and Smithers Avanza acquisitions, plus increased organic sales in the Services segment.

Net loss for the third quarter of fiscal 2019 amounted to $426,000, or $0.04 per diluted share, compared to a net loss of $75,000, or $0.01 per diluted share for the third quarter of fiscal 2018.

Net income and earnings per share were impacted by, among other factors, the mix of revenues, recruiting and relocation of management and scientific teams and growing the employee base, acquisition related costs, as well as higher sales and marketing expenses. The higher sales and marketing expenses are driven by our focus on promoting our combined brand and revenue growth.

Adjusted EBITDA for the third quarter of fiscal 2019 amounted to $772,000, compared to Adjusted EBITDA for the third quarter of fiscal 2018 of $376,000.

Third Quarter Segment Results

Service revenue for the third quarter of fiscal 2019 increased 99.1% to $9,689,000 compared to $4,866,000 for the same period in fiscal 2018. Nonclinical services revenues increased $4,521,000 in the third quarter of fiscal 2019 due to additional revenues attributable to the Seventh Wave Laboratories acquisition of $2,845,000 and the Smithers Avanza acquisition of $1,421,000 in the third quarter of fiscal 2019, as well as an overall increase in the number and mix of studies compared to the prior year period. Bioanalytical analysis revenues increased by $373,000 in the third quarter of fiscal 2019, mainly due to additional revenues attributable to the Seventh Wave Laboratories acquisition. Other laboratory services revenues were negatively impacted by lower archive revenues in the second quarter of fiscal 2019 versus the comparable period in fiscal 2018.

Cost of Service revenue as a percentage of Service revenue decreased to 72.3% during the third quarter of fiscal 2019 from 75.7% in the comparable period in fiscal 2018. The principal cause of this decrease was the increase in the nonclinical service revenues that facilitated a higher absorption of fixed cost in the current quarter.

Sales in our Products segment remained essentially flat in the third quarter of fiscal 2019 from $1,172,000 to $1,173,000 when compared to the same period in the prior fiscal year.

Cost of Products revenue as a percentage of Products revenue in the third quarter of fiscal 2019 decreased to 62.1% from 62.3% in the comparable prior-year period mainly due to the mix of products sold.

First Nine Months’ Results

For the first nine months of fiscal 2019, revenue amounted to $28,830,000, a 66.1% increase from $17,360,000 in the first nine months of fiscal 2018. Revenue growth was mainly driven by incremental sales associated with the Seventh Wave acquisition plus increased sales in both the Services and Products segments.

Net loss for the first nine months of fiscal 2019 amounted to $1,080,000, or $0.10 per diluted share, compared to net income of $6,000, or $0.00 per diluted share for the first nine months of fiscal 2018.

Net income and earnings per share were impacted by, among other factors, the mix of revenues, recruiting and relocation of management and scientific teams and growing the employee base, acquisition related costs, as well as increased sales and marketing expenses.

Adjusted EBITDA for the first nine months of fiscal 2019, amounted to $1,945,000, compared to Adjusted EBITDA for the first nine months of fiscal 2018 of $1,345,000.

First Nine Months’ Segment Results

Service revenue for the first nine months of fiscal 2019 increased 77.2% to $25,555,000 compared to $14,421,000 for the same period in fiscal 2018. Nonclinical services revenues increased $9,485,000 in the first nine months of fiscal 2019 due to additional revenues attributable to the Seventh Wave Laboratories and Smithers Avanza acquisitions of $7,736,000 and $1,421,000, respectively, as well as an overall increase in the number of studies compared to the prior year period. Bioanalytical analysis revenues increased by $1,687,000 in the first nine months of fiscal 2019, mainly due to additional revenues attributable to the Seventh Wave Laboratories acquisition.

Cost of Service revenue as a percentage of Service revenue decreased to 72.6% during the first nine months of fiscal 2019 from 73.6% in the comparable period in fiscal 2018. The principal cause of this decrease was due to the mix of services provided in the first nine months of fiscal 2019.

Sales in our Products segment increased 11.4% in the first nine months of fiscal 2019 from $2,939,000 to $3,275,000 when compared to the same period in the prior fiscal year. The majority of the increase stems from higher sales of our Culex automated in vivo sampling systems and analytical instruments in the current period as compared to the prior year period.

Cost of Products revenue as a percentage of Products revenue in the first nine months of fiscal 2019 increased to 66.2% from 61.1% in the comparable prior-year period. This increase is mainly due to higher material costs and the mix of product sales during the first nine months of fiscal 2019.

Cash Provided by Operating Activities

Cash provided by operating activities was $1,567,000 for the first nine months of fiscal 2019 compared to $2,210,000 for the same period in fiscal 2018.

As of June 30, 2019, the Company had $506,000 in cash and cash equivalents, a $572,000 balance on its general line of credit, a $2,012,000 balance on its $4,445,000 construction line of credit, a $499,000 balance on its $1,429,250 equipment line of credit and a $460,000 balance on its capex line of credit. During fiscal 2019, cash from operations, cash on hand and financing activities funded capital expenditures of approximately $4,530,000 for the expansion of our Evansville facility in addition to laboratory equipment and building improvements as well as computer equipment and software.

Acquisition

On May 1, 2019, the Company acquired from Smithers Avanza Toxicology Services LLC (“Seller”), a consulting-based contract research laboratory located in Gaithersburg, Maryland, substantially all of the assets used by the Seller in connection with the performance of in-vivo mammalian toxicology CRO services for pharmaceuticals (small molecules and biologics), vaccines, agro and industrial chemicals. The consideration for the acquisition consisted of $1,270,646 in cash, subject to certain adjustments, 200,000 of the Company’s common shares and an unsecured promissory note in the initial principal amount of $810,000. The Company funded the cash portion of the purchase price for the acquisition with cash on hand and the net proceeds from the refinancing of its credit arrangements with First Internet Bank.

Non-GAAP to GAAP Reconciliation

This press release contains financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). The non-GAAP financial measures are Adjusted EBITDA for the three and nine month periods ended June 30, 2019 and 2018. Adjusted EBITDA as reported herein refers to a financial performance measure that excludes from net income (loss) income statement line items interest expense and income taxes (benefit) expense, as well as non-cash charges for depreciation and amortization, stock option (benefit) expense and non-recurring acquisition and integration costs.

The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management, however, believes that Adjusted EBITDA, when used in conjunction with the results presented in accordance with GAAP, may provide a more complete understanding of the Company's results and may facilitate a fuller analysis of the Company's results, particularly in evaluating performance from one period to another.

Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of our results and to illustrate our results giving effect to the non-GAAP adjustments shown in the reconciliation. Management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

About Bioanalytical Systems, Inc.

BASi is a pharmaceutical development company providing contract research services and monitoring instruments to emerging pharmaceutical companies and the world's leading drug development companies and medical research organizations. The Company focuses on developing innovative services supporting its clients’ discovery and development objectives for improved decision-making and accelerated goal attainment. BASi products focus on increasing efficiency, improving data, and reducing the cost of taking new drugs to market. Visit www.BASinc.com for more information about BASi.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, risks and uncertainties related to our financial condition, changes in the market and demand for our products and services, the development, marketing and sales of products and services, changes in technology, industry standards and regulatory standards, the successful closing, integration and financial impact of acquisitions and various market and operating risks detailed in the Company's filings with the Securities and Exchange Commission. BASi assumes no obligation to update any forward-looking statement except as may be required by law. Actual results may vary, and could differ materially, from those anticipated, estimated, projected or expected in these forward-looking statements for a number of reasons, including, among others, the risk factors disclosed in the Company's most recent Annual Report, as filed, with the Securities and Exchange Commission.

(SEE BELOW FOR CONDENSED CONSOLIDATED FINANCIAL STATEMENTS)

BIOANALYTICAL SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Service revenue	$9,689	$4,866	$25,555	$14,421
Product revenue	1,172	1,173	3,275	2,939
Total revenue	10,861	6,039	28,830	17,360

Cost of service revenue	7,004	3,684	18,552	10,619
Cost of product revenue	728	730	2,168	1,795
Total cost of revenue	7,732	4,414	20,720	12,414

Gross profit	3,129	1,625	8,110	4,946
Operating expenses:
Selling	730	320	2,038	917
Research and development	128	142	397	430
General and administrative	2,521	1,195	6,332	3,510
Total operating expenses	3,379	1,657	8,767	4,857

Operating income (loss)	(250)	(32)	(657)	89

Interest expense	(178)	(49)	(426)	(149)
Other income	2	1	5	5
Net loss before income taxes	(426)	(80)	(1,078)	(55)

Income taxes (benefit) expense	-	(5)	2	(61)

Net income (loss)	$(426)	$(75)	$(1,080)	$6

Comprehensive income (loss)	$(426)	$(75)	$(1,080)	$6

Basic net income (loss) per share	$(0.04)	$(0.01)	$(0.10)	$0.00
Diluted net income (loss) per share	$(0.04)	$(0.01)	$(0.10)	$0.00

Weighted common shares outstanding:
Basic	10,493	8,273	10,343	8,274
Diluted	10,493	8,273	10,343	8,652

BIOANALYTICAL SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2019	September 30, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$506	$773
Accounts receivable
Trade, net of allowance of $1,783 at June 30, 2019 and $1,948 at September 30, 2018	6,261	4,128
Unbilled revenues and other	1,639	1,012
Inventories, net	1,119	1,182
Prepaid expenses	1,293	966
Total current assets	10,818	8,061

Property and equipment, net	21,056	16,610
Goodwill	3,617	3,072
Other intangible assets, net	2,967	3,318
Lease rent receivable	127	115
Deferred tax asset	31	62
Other assets	28	30

Total assets	$38,644	$31,268

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$4,488	$3,192
Restructuring liability	425	1,117
Accrued expenses	2,499	1,571
Customer advances	6,516	4,925
Revolving line of credit	572	-
Capex line of credit	460	-
Current portion of capital lease obligation	18	87
Current portion of long-term debt	1,050	909
Total current liabilities	16,028	11,801
Capital lease obligation, less current portion	23	37
Long-term debt, less current portion, net of debt issuance costs	12,259	8,546
Total liabilities	28,310	20,384

Shareholders’ equity:
Preferred shares, authorized 1,000,000 shares, no par value:
35 Series A shares at $1,000 stated value issued and outstanding at June 30, 2019 and at September 30, 2018	35	35
Common shares, no par value:
Authorized 19,000,000 shares; 10,496,669 issued and outstanding at June 30, 2019 and 10,245,277 at September 30, 2018	2,586	2,523
Additional paid-in capital	25,100	24,557
Accumulated deficit	(17,387)	(16,231)
Total shareholders’ equity	10,334	10,884
Total liabilities and shareholders’ equity	$38,644	$31,268

BIOANALYTICAL SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
GAAP Net income (loss)	$(426)	$(75)	$(1,080)	$6

Add back: Interest expense	178	49	426	149
Income taxes (benefit) expense	-	(5)	2	(61)
Depreciation and amortization	702	374	2,007	1,149
Stock option expense	72	33	196	102
Acquisition and integration costs	246	-	394	-

Adjusted EBITDA	$772	$376	$1,945	$1,345

Adjusted EBITDA - Earnings before interest expense, income taxes (benefit) expense, depreciation and amortization, stock option expense and non-recurring acquisition and integration costs.